Exhibit 99.1

Harland News Release                                   John H. Harland Company
                                             PO Box 105250, Atlanta, GA  30348
                                                                (770) 981-9460
                                                               www.harland.net

For More Information, Contact:

Investors
Henry R. Bond
Treasurer and Vice President, Investor Relations
770-593-5697
hbond@harland.net

Media
John Pensec
Vice President, Corporate Communications
770-593-5443
jpensec@harland.net

                      HARLAND REPORTS THIRD-QUARTER RESULTS

ATLANTA (November 2, 2005) - John H. Harland Company (NYSE: JH) today reported results for the third quarter of 2005.

Consolidated net income for the quarter was $18.6 million, compared to $12.1 million for the same period in 2004. Diluted earnings per share for the third quarter were $0.65 compared to $0.43 for the same period a year earlier. Consolidated sales for the quarter were $260.7 million, a 33.0% increase from 2004 third-quarter consolidated sales of $196.0 million.

The third quarter of 2004 included a pre-tax charge of $7.9 million, or $0.18 per share, related to the development of new customer care systems for Harland's Printed Products segment. The company determined that upgrading certain existing systems would be more economical than continued development of portions of the new systems. In addition, the quarter included $1.7 million of pre-tax severance charges related to cost-reduction initiatives in the company's Software and Services segment, equivalent to $0.04 per share.

"We had a solid third quarter consistent with our previously announced guidance," said Timothy C. Tuff, chairman and chief executive officer of Harland. "We continued integrating Intrieve and Liberty, which provide us with both promising platforms for growth and opportunities to improve efficiencies."

For the nine months ended September 30, 2005, consolidated sales were $715.9 million, an increase of 23.5% from the $579.5 million reported for the first nine months of 2004. Consolidated net income for the first nine months of 2005 was $54.6 million, or $1.94 per diluted share, compared with $34.0 million, or $1.21 per diluted share for the same period a year earlier.

In addition to the impairment charge totaling $0.18 per share mentioned earlier, results for the first nine months of 2004 included pre-tax exit costs and severance charges in Printed Products that totaled $5.6 million, equivalent to $0.12 per share, as well as $3.0 million of pre-tax severance charges related to cost reductions in the company's Software and Services segment, equivalent to $0.07 per share.

Segment Reporting
Harland reports results for three business segments: Printed Products, Software and Services, and Scantron.

Sales for the third quarter of 2005 from Harland's Printed Products segment were $159.8 million, a 35.6% increase from $117.9 million reported for the same period a year earlier. Segment income from Printed Products was $24.2 million, compared to $9.7 million for the third quarter of 2004, which included the previously mentioned charge of $7.9 million.

"The integration of Liberty is going well, and we have already achieved our anticipated SG&A savings," said Tuff. "Looking forward, the integration of Liberty's production facilities, which will be completed in the second quarter of 2006, and our ability to sell additional products and services through Liberty are both key to our realizing the full benefit of this acquisition."

Software and Services sales for the quarter were $70.0 million, a 48.1% increase from the $47.3 million reported for the same period a year earlier. Segment income for the quarter was $8.8 million, a 19.5% increase from the $7.4 million reported in 2004.

"The sales increase is primarily attributable to our two recent acquisitions in this segment, the largest of which was Intrieve," said Tuff. "Our focus for 2006 will be on improving organic growth."

Scantron sales for the third quarter declined 2.2% on a year-over-year basis from $31.6 million to $30.9 million. Segment income declined 2.9% year-over-year from $9.8 million to $9.5 million.

"Scantron's traditional business was solid, and we made good progress with some of our new Testing and Assessment software products," said Tuff. "Data Collection sales were weaker as we transitioned from being a value added reseller to selling proprietary hardware and software."

The company expects fourth-quarter 2005 earnings to be in the range of $0.71 to $0.76 per diluted share. For the full year, the company reiterated that it expects earnings to be in the range of $2.65 to $2.70 per diluted share.

The company is early in the 2006 budgeting process, but currently estimates that 2006 diluted earnings per share will increase by up to 5% over its anticipated 2005 diluted earnings per share. This estimate includes an increase in earnings related to operational improvements and the full-year impact of the Liberty acquisition, partially offset by the previously announced loss of a large customer in Printed Products and the anticipated impact of stock option expensing under FASB 123R. Detailed guidance for 2006 will be provided when the company reports results for the fourth quarter and full year of 2005.

Harland's board of directors has declared a quarterly dividend of $0.15 per share, payable November 25, 2005 to shareholders of record as of November 16, 2005.

Harland will hold a conference call November 3, 2005 at 10:00 a.m. EST to discuss the results of the quarter and the outlook for the remainder of the year. Interested parties may listen in by accessing a live webcast in the investor relations section of Harland's Web site at www.harland.net. The live conference call can also be accessed by calling 1-913-312-1293 and using the access code #5435394.

A replay of the conference call will be available in the investor relations section of Harland's Web site (www.harland.net) beginning approximately two hours after the call. The rebroadcast will also be available until November 9 via telephone by calling 1-719-457-0820 and using the access code #5435394.

The company has posted quarterly segment information dating back to 2002. The segment information can be found in the investor relations section of the company's Web site at www.harland.net under News and Publications.
                                                            ###
About Harland
Atlanta-based John H. Harland Company (NYSE: JH) (http://www.harland.net) is a leading provider of software and printed products to the financial and educational markets. Harland Financial Solutions, Inc. (http://www.harlandfinancialsolutions.com), a wholly owned subsidiary, supplies software and services, including customer relationship management, deposit and loan origination, core systems and mortgage services to thousands of financial institutions of all sizes. Harland Printed Products' offerings include checks, direct marketing and financial forms. Scantron Corporation (http://www.scantron.com), a wholly owned subsidiary, is a leading provider of both paper and electronic-based services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.

RISK FACTORS AND CAUTIONARY STATEMENTS
This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that the actual results may differ materially from those contemplated by such forward-looking statements. Such differences could be material and adverse.

The Company is subject to federal regulations implementing the information security requirements of the Gramm-Leach-Bliley Act and other federal regulations and state laws regarding the privacy and confidentiality of consumer information. These laws and regulations require the Company to develop, implement and maintain a comprehensive information security program designed to protect the security and confidentiality of consumers' nonpublic personal information and to define requirements for notification in the event of improper disclosure. The Company cannot be certain that advances in criminal capabilities, new discoveries in the field of cryptography or other developments will not compromise or breach the technology protecting the networks that utilize consumers' nonpublic personal information.

Many variables will impact the ability to achieve sales levels, improve service quality, achieve production efficiencies and reduce expenses in Printed Products. These include, but are not limited to, the successful implementation of major new accounts, the continuing upgrade of our customer care infrastructure and systems used in the Company's manufacturing, sales, marketing, customer service and call center operations, and the successful integration of Liberty Enterprises businesses into Harland.

Several factors outside the Company's control could negatively impact check revenues. These include the continuing expansion of alternative payment systems such as credit cards, debit cards and other forms of electronic commerce or online payment systems. Check revenues may continue to be adversely affected by continued consolidation of financial institutions, competitive check pricing including up-front contract incentive payments, and the impact of governmental laws and regulations. There can be no assurances that the Company will not lose additional customers or that any such loss could be offset by the addition of new customers.

While the Company believes growth opportunities exist in the Software and Services segment, there can be no assurances that the Company will achieve its revenue or earnings growth targets. The Company believes there are many risk factors inherent in its software business, including but not limited to the retention of employee talent and customers. Also, variables exist in the development of new software products, including the timing and costs of the development effort, product performance, functionality, product acceptance, competition, the Company's ability to integrate acquired companies, and general changes in economic conditions or U.S. financial markets.

Several factors outside of the Company's control could affect results in the Scantron segment. These include the rate of adoption of new electronic data collection solutions, and testing and assessment methods, which could negatively impact forms, scanner sales and related service revenue. The Company continues to develop products and services that it believes offer state-of-the-art electronic data collection, testing and assessment solutions. However, variables exist in the development of new testing methods and technologies, including the timing and costs of the development effort, product performance, functionality, market acceptance, adoption rates, competition, and the funding of education at the federal, state and local level, all of which could have an impact on the Company's business.

Reference should be made to the Risk Factors and Cautionary Statements section of Harland's Form 10-K and Form 10-Q for additional information. Harland undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

                             John H. Harland Company
                     Financial Highlights - 3rd Quarter 2005
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                              Three Months ended
                                         September 30,   September 24,
                                             2005            2004       %
----------------------------------------------------------------------------
Sales                                     $ 260,651       $ 195,975    33.0%
Cost of sales                               131,950          97,546    35.3%
  Pct of Sales                                 50.6%           49.8%
                                          ----------      ----------
Gross profit                                128,701          98,429    30.8%
  Pct of Sales                                 49.4%           50.2%
Selling, general and administrative
  expenses                                   92,037          69,906    31.7%
  Pct of Sales                                 35.3%           35.7%
Asset impairment charges                          -           7,885
  Pct of Sales                                  0.0%            4.0%
(Gain) loss on disposal of assets               (21)              8  -362.5%
  Pct of Sales                                  0.0%            0.0%
Amortization of intangibles                   4,126             975   323.2%
  Pct of Sales                                  1.6%            0.5%
                                          ----------      ----------
Operating Income                             32,559          19,655    65.7%
  Pct of Sales                                 12.5%           10.0%

Other Income (Expense):
  Interest expense                           (3,258)           (951)  242.6%
    Pct of Sales                               -1.2%           -0.5%
  Other - net                                   805              77   945.5%
    Pct of Sales                                0.3%            0.0%
                                          ----------      ----------
Income before Income Taxes                   30,106          18,781    60.3%
  Pct of Sales                                 11.6%            9.6%
Income taxes                                 11,555           6,688    72.8%
  Pct of Sales                                  4.4%            3.4%

                                          ----------      ----------
Net Income                                $  18,551       $  12,093    53.4%
                                          ==========      ==========
  Pct of Sales                                  7.1%            6.2%
  Effective Tax Rate                           38.4%           35.6%

Earnings per Share
   Basic                                  $    0.67       $    0.44    52.3%
   Diluted                                $    0.65       $    0.43    51.2%
Weighted Average Shares (000)
   Basic                                     27,533          27,182     1.3%
   Diluted                                   28,428          27,906     1.9%
Shares O/S at end of period (000)            28,161          27,768     1.4%
Return on Equity                               22.6%           17.9%    4.7 pct pts
Depreciation and Amortization (000)       $  24,230       $  17,784    36.2%
Capital Expenditures (000)                $   5,194       $   7,835   -33.7%
Number of Employees
 (includes temporary employees)               5,694           4,615    23.4%

Segment Information

Printed Products
  Sales                                   $ 159,849       $ 117,908    35.6%
  Depreciation & Amortization             $  18,500       $  13,620    35.8%
  Segment Income                          $  24,186       $   9,683   149.8%
Software and Services
  Sales                                   $  69,978       $  47,264    48.1%
  Depreciation & Amortization             $   4,708       $   2,904    62.1%
  Segment Income                          $   8,806       $   7,369    19.5%
Scantron
  Sales                                   $  30,928       $  31,628    -2.2%
  Depreciation & Amortization             $     888       $   1,088   -18.4%
  Segment Income                          $   9,500       $   9,786    -2.9%
Corporate and Eliminations
  Sales                                   $    (104)      $    (825)  -87.4%
  Depreciation & Amortization             $     134       $     172   -22.1%
  Segment Income (Loss)                   $ (12,386)      $  (8,057)   53.7%

Segment income (loss) is defined as income before income taxes.

                             John H. Harland Company
                     Financial Highlights - 3rd Quarter 2005
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                               Nine Months ended
                                         September 30,   September 24,
                                             2005            2004       %
----------------------------------------------------------------------------
Sales                                     $ 715,897       $ 579,530    23.5%
Cost of sales                               362,416         300,668    20.5%
  Pct of Sales                                 50.6%           51.9%
                                          ----------      ----------
Gross profit                                353,481         278,862    26.8%
  Pct of Sales                                 49.4%           48.1%
Selling, general and administrative
  expenses                                  252,348         213,306    18.3%
  Pct of Sales                                 35.2%           36.8%
Asset impairment charges                          -          10,167  -100.0%
  Pct of Sales                                  0.0%            1.8%
(Gain) loss on disposal of assets                 6          (3,541) -100.2%
  Pct of Sales                                  0.0%           -0.6%
Amortization of intangibles                   7,533           2,809   168.2%
  Pct of Sales                                  1.1%            0.5%
                                          ----------      ----------
Operating Income                             93,594          56,121    66.8%
  Pct of Sales                                 13.1%            9.7%

Other Income (Expense):
  Interest expense                           (6,583)         (3,082)  113.6%
    Pct of Sales                               -0.9%           -0.5%
  Other - net                                 1,263             267   373.0%
    Pct of Sales                                0.2%            0.0%
                                          ----------      ----------
Income before Income Taxes                   88,274          53,306    65.6%
  Pct of Sales                                 12.3%            9.2%
Income taxes                                 33,659          19,297    74.4%
  Pct of Sales                                  4.7%            3.3%
                                          ----------      ----------
Net Income                                $  54,615       $  34,009    60.6%
                                          ==========      ==========
  Pct of Sales                                  7.6%            5.9%
  Effective Tax Rate                           38.1%           36.2%

Earnings per Share
   Basic                                  $    2.00       $    1.24    61.3%
   Diluted                                $    1.94       $    1.21    60.3%
Weighted Average Shares (000)
   Basic                                     27,262          27,339    -0.3%
   Diluted                                   28,127          28,112     0.1%
Shares O/S at end of period (000)            28,161          27,768     1.4%
Return on Equity                               23.9%           17.1%    6.8 pct pts
Depreciation and Amortization (000)       $  64,091       $  53,568    19.6%
Capital Expenditures (000)                $  16,528       $  20,741   -20.3%
Number of Employees
 (includes temporary employees)               5,694          4,615     23.4%

Segment Information

Printed Products
  Sales                                   $ 448,537       $ 356,497    25.8%
  Depreciation & Amortization             $  49,169       $  40,775    20.6%
  Segment Income                          $  76,461       $  38,194   100.2%
Software and Services
  Sales                                   $ 181,447       $ 139,743    29.8%
  Depreciation & Amortization             $  11,727       $   9,028    29.9%
  Segment Income                          $  21,319       $  15,002    42.1%
Scantron
  Sales                                   $  86,469       $  85,338     1.3%
  Depreciation & Amortization             $   2,779       $   3,247   -14.4%
  Segment Income                          $  21,717       $  23,585    -7.9%
Corporate and Eliminations
  Sales                                   $    (556)      $  (2,048)  -72.9%
  Depreciation & Amortization             $     416       $     518   -19.7%
  Segment Income (Loss)                   $ (31,223)      $ (23,475)   33.0%

Segment income (loss) is defined as income before income taxes.

                             John H. Harland Company
                     Financial Highlights - 3rd Quarter 2005
                 Condensed Statements of Cash Flows (Unaudited)
                                   (in 000's)

                                                      Nine Months ended
                                                September 30,   September 24,
                                                    2005            2004
-----------------------------------------------------------------------------
Operating Activities:
Net income                                        $ 54,615        $ 34,009
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                     64,091          53,568
Contract payments                                  (23,683)        (20,270)
All other                                           (3,597)          9,633
                                                  ---------       ---------
Net cash provided by operating activities           91,426          76,940
                                                  ---------       ---------

Investing Activities:
Purchases of property, plant and equipment         (16,528)        (20,741)
Payment for acquisition of businesses,
  net of cash acquired                            (238,987)         (7,118)
All other                                              848           5,392
                                                  ---------       ---------
Net cash (used in) investing activities           (254,667)        (22,467)
                                                  ---------       ---------

Financing Activities:
Repurchases of stock                                (4,211)        (20,738)
Long-term debt - net                               166,283         (29,646)
All other                                            2,171            (250)
                                                  ---------       --- ------
Net cash provided by (used in) financing
  activities                                       164,243         (50,634)
                                                  ---------       ---------
Increase in cash and cash equivalents                1,002           3,839
Cash and cash equivalents at beginning of period     9,214           8,525
                                                  ---------       ---------
Cash and cash equivalents at end of period        $ 10,216        $ 12,364
                                                  =========       =========
